Exhibit 10.12.2

APPROVAL OF ESTATE ENHANCEMENT PROGRAM TERMINATION

WHEREAS, the Board of Directors of Burlington Northern Santa Fe Corporation (the “Company”) adopted the Burlington Northern Santa Fe Estate Enhancement Program (the “Program”) on April 18, 1996;

WHEREAS, pursuant to Section 6.1 of the Program, the Program may be amended or terminated by the Board of Directors of the Company; and

WHEREAS, the Board of Directors of the Company now desires to terminate the Program;

NOW THEREFORE, IT IS RESOLVED, that the Program is hereby terminated, effective as of September 1, 2003, provided, however, that such termination shall not result in the termination of any Split-Dollar Agreement or Collateral-Assignment Agreement which was entered into prior to the date of the termination of the Program, and any such Split-Dollar Agreement or Collateral-Assignment Agreement which was entered into prior to the date of the termination of the Program shall continue to be administered as if the Program had not been terminated.

Burlington Northern Santa Fe Corporation

Board of Directors

September 18, 2003